                                                                   EXHIBIT 10.10




                    FORM OF TAX INDEMNIFICATION AGREEMENT

     THIS TAX INDEMNIFICATION AGREEMENT, dated as of this ___ day of June, 1997, is entered into by Advanced Communication Systems, Inc., a Delaware corporation (the "Company"), and George A. Robinson, Charles G. Martinache, Thomas A. Costello, Barbara Robinson, Helen Martinache, Margaret M. Costello, the
Robinson 1997 Trust No. 1, the Robinson 1997 Trust No. 2, the Martinache 1997 Trust No. 1, the Martinache 1997 Trust No. 2, the Costello 1997 Trust No. 1, the Costello 1997 Trust No. 2, Sharon K. Angelone, Alvin L. Franson, Terrence
E. Hileman, Jr., Diane M. Hileman, William Hoffman, Diane Hoffman, Warren C. Willis and Douglas A. Benzel (individually, a "Stockholder" and collectively, the "Stockholders");

                                  RECITALS:

     WHEREAS, the Stockholders hold all of the outstanding shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

     WHEREAS, the Company has elected to be taxed as an S corporation under the Code.

     WHEREAS, the Company is now contemplating offering and selling shares of its Common Stock to the public (the "Public Offering").

     WHEREAS, the Company plans, just prior to the completion of the Public Offering, to terminate its S corporation election.

     WHEREAS, after the termination of the Company's S corporation election, the Stockholders individually will continue to be liable for their own federal, state, and local income taxes on the Company's Tax Items that pass through to the Stockholders under the provisions of Subchapter S of the Code and any similar provisions of state and local law for all periods prior to the time the Company ceases to be an S Corporation. The Company will be subject to a corporate level tax under Subchapter C of the Code and certain state and local taxing statutes for periods thereafter. The purpose of this Agreement is to set forth the agreement of the Company and the Stockholders with respect to certain adjustments to the federal, state and local personal income tax liability of the Stockholders attributable to Tax Items of the Comply that pass through to the Stockholders under the provisions of Subchapter S of the Code and any similar provisions of state and local law for periods during which the Company is an S Corporation.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which hereby are acknowledged, the parties agree as follows:

                                   Article I

                                  DEFINITIONS

     Section 1.1 For purposes of this Agreement the following definitions shall apply:

     (a) "Adjustment" shall mean any proposed or final change in any S Corporation Tax Liability initiated by the IRS, state or local taxing authority or any other relevant taxing authority.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect for the taxable period in question.

     (c) "Final Determination" shall mean the final resolution of any Income Tax liability (including all related interest and penalties) for a taxable period. A Final Determination shall result from the first to occur of:

          (i) the expiration of thirty (30) days after IRS acceptance of a Waiver, unless, within such period, the taxpayer gives notice to the other party of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by the filing of a timely claim for refund;

          (ii) a decision, judgment, decree or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

          (iii) the execution of a closing agreement under section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under section 7122 of the Code or comparable agreements under the laws of other jurisdictions;

          (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS or other relevant taxing authority;

          (v) any other final disposition of the tax liability for such period by reason of the expiration of the applicable statute of limitations; or

          (vi) any other event that the parties agree is a final and irrevocable determination of the liability at issue.

     (d) "Income Tax" shall mean federal income taxes and state and local taxes imposed upon, or measured by, income. Income Tax includes interest, penalties, additions to tax and additional amounts and any related professional or other expenses.

     (e) "IRS" shall mean the United States Internal Revenue Service or any successor, including, but not limited to, its agents, representatives and attorneys.

     (f) "Pro Rata Share" shall mean each Stockholder's proportionate share of Common Stock owned on the relevant date or held during the relevant period, which proportionate share shall be a fraction, the numerator of which is the number of shares of Common Stock held by the Stockholder on the relevant date or during the relevant period and the denominator of which is the number of shares of Common Stock held by all Stockholders as of the relevant date or during the relevant period.

     (g)  "S Corporation" shall mean an S Corporation within the meaning of section 1361 of the Code.

     (h) "S Corporation Tax Liability" shall mean the personal Income Tax liability of a Stockholder for Income Taxes attributable to (a) the Company's Tax Items that pass through to the Stockholder under the provisions of Subchapter S of the Code and any similar provisions of state and local law or
(b) a Stockholder's receipt of indemnity payments hereunder.

     (i) "Tax Benefit" shall mean a reduction in the personal Income Tax liability of a Stockholder (as a result of Tax Items of the Company and all other Tax Items reflected on the Stockholder's tax return) for any taxable period. The Stockholder shall be deemed to have realized or received a Tax Benefit from a Tax Item in a taxable period only if and to the extent that the Stockholder's personal Income Tax liability for such period is less than it would have been if such liability were determined without regard to such Tax Item. The Stockholder shall be deemed to have realized or received a Tax Benefit with respect to a carryover only if, when and to the extent the carryover is used to produce a Tax Benefit.

     (j) "Tax Item" shall mean any item of income, gain, loss, deduction, credit, recapture of credit, or any other item which increases or decreases Income Taxes paid or payable by the Stockholder (when the Company is an S Corporation) or by the Company.

     (k) "Waiver" shall mean a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment on Federal Revenue Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions).

                                   Article II

                       INDEMNIFICATION FOR CERTAIN TAXES

     Section 2.1 Each Stockholder severally, but not jointly, shall pay to the Company an amount equal to any Tax Benefit realized or received by such Stockholder arising from an Adjustment with respect to a Tax Item of the Company for any taxable period in which the Company was taxable as an S Corporation.

     Section 2.2 If, based on a Final Determination, the Company is deemed to have been a C corporation for federal, state or local income tax purposes during any period in which it reported (or intends to report) its taxable income as an S corporation, each Stockholder severally, but not jointly, agrees to contribute to the capital of the Company his or her Pro Rata Share of the amount necessary to hold the Company harmless from any taxes (net of any refunds) and interest arising from such Final Determination. The obligations of a Stockholder under this Section 2.2 shall include his or her Pro Rata Share of all taxes (net of any refunds) and interest incurred by the Company as a C Corporation for periods ending before the date of termination of the Company S election (the "Termination Date"), other than any obligation arising from an adjustment to the Company's tax return for a period ending before the Termination Date which, if the Company had been an S corporation for such period, would have given rise to an obligation of the Company to the Stockholder under Section 2.3 hereof. Each Stockholder's obligation under this Section 2.2 shall be limited to the total distributions to the Stockholder made by the Company through and including the Termination Date, reduced by any taxes (net of any refunds) and interest of the Stockholder attributable to such distributions.

     Section 2.3 The Company shall pay and indemnify the Stockholders for any S Corporation Tax Liability arising from an Adjustment with respect to a Tax Item of the Company.

     Section 2.4 Any payment required under this Article II shall be made by the earlier of (i) thirty (30) days after a Stockholder receives a refund or credit, (ii) thirty (30) days after a Final Determination with respect to such tax, (iii) with respect to a carry over, thirty (30) days after a Stockholder files a tax return on which the carryover produces a Tax Benefit, or (iv) thirty (30) days after the determination by the parties or pursuant to Article IV that such payment is due.

                                  Article III

                    COOPERATION AND EXCHANGE OF INFORMATION

     Section 3.1 Whenever any Stockholder or the Company becomes aware of an issue which it believes gives rise to payment or indemnification from the other party under Article II, the Stockholder or the Company (as the case may be) shall promptly give notice of the issue to the other party. The Company shall provide copies of any such notice it gives or receives under this Section 3.1 to each of the Stockholders within ten (10) days after giving or receiving such notice. The indemnitor and its representatives, at the indemnitor's expense, shall be entitled to participate in all conferences, meetings or proceedings with the IRS or other taxing authority with respect to the issue. If the indemnitor is more than one Stockholder, the Stockholders liable to provide such indemnification shall agree among themselves upon one representative to participate in such conferences, meetings and proceedings with the Company, the IRS or the applicable taxing authority.

     Section 3.2 The parties agree to consult and cooperate with each other in the negotiation and settlement or litigation of any Adjustment that may give rise to any payment or an indemnification obligation under this Agreement. All decisions with respect to such negotiation and settlement or litigation shall be made by the parties after full, good faith consultation or pursuant to the dispute resolution provisions set forth in Article IV hereof. No such representative of the Stockholders shall be permitted to settle any litigation or agree to any Adjustment or indemnification payment without the prior consent of the Stockholders whose combined Pro Rata Shares exceed fifty percent (50%) of the outstanding number of shares of Common Stock held by all Stockholders as of the relevant date or the period in controversy.

                                   Article IV

                                    DISPUTES

     Section 4.1 If the parties are, after negotiation in good faith, unable to agree upon the appropriate application of this Agreement, the controversy shall be settled by the accounting firm remaining on the list of firms set forth on Schedule A hereto after the Company and the representative of the Stockholders, commencing with the Company, shall have objected seriatim to the other firms on the list (the "Accounting Firm"). The decision of the Accounting Firm shall be final, and each of the Company and the Stockholders agree immediately to pay to the other any amount due under this Agreement pursuant to such decision. The expenses of the Accounting Firm shall be borne one-half by the Company and one-half by the Stockholders, on a Pro Rata Share basis, unless the Accounting Firm specifies otherwise.

                                   Article V

                                 MISCELLANEOUS

     Section 5.1 Term of Agreement. This Agreement shall become effective as of the date of its execution and shall continue in full force and effect indefinitely.

     Section 5.2 Severability. If any term of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remainder of the terms set forth herein shall remain in full force and effect and shall in no way be impaired. The parties stipulate that they would have executed the remaining terms without including any which may hereafter be declared unenforceable. In the event that any term is held to be unenforceable, the parties shall use their best efforts to find an alternative means to achieve the same or substantially the same result as that contemplated by such term.

     Section 5.3 Assignment. Except by operation of law or in connection with the sale of all or substantially all the assets of a party, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by any Stockholder without the written consent of the Company or by the Company without the written consent of the Stockholders whose combined Pro Rata Shares exceed fifty percent (50%) of the outstanding number of shares of Common Stock held by all Stockholders at the time such consent is requested. Any attempt to assign any right or obligations arising under this Agreement without such consent shall be void. However, the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     Section 5.4 Further Assurances. Subject to the provisions of this Agreement, the parties shall acknowledge such other instruments and documents, and take all other actions, as may be reasonably required in order to effectuate the purposes of this Agreement.

     Section 5.5 Parties in Interest. Except as herein otherwise specifically provided, nothing in this Agreement expressed or implied is intended to confer any right or benefit upon any person, firm or corporation other than the parties and their respective successors and permitted assigns.

     Section 5.6 Waivers, Etc. No failure or delay on the part of any party in exercising any power or right under this Agreement shall operate as a waiver thereof , nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by any party therefrom shall in any event be effective unless it shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose which given.

     Section 5.7 Set-off. All payments to be made by any party under this Agreement shall be made without set-off, counterclaim or withholding, all of which are expressly waived.

     Section 5.8 Change of Law. If, due to any change in applicable law or regulation or the interpretation thereof by any court or other governing body having jurisdiction subsequent to the date of this Agreement, performance of any provision of this Agreement shall be impracticable or impossible, the parties shall use their best efforts to find alternative means to achieve the same or substantially the same results as are contemplated by such provision.

     Section 5.9 Headings. Descriptive headings are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

     Section 5.10 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties and each executed counterpart shall be an original instrument.

     Section 5.11 Notices. All notices provided for in this Agreement shall be validly given if in writing and (i) delivered personally or (ii) sent by registered mail, postage prepaid, return receipt registered to the address set forth below:

     If to the Company:

               Advanced Communication Systems, Inc.
               10089 Lee Highway Fairfax,
               Virginia  22030
               Attn:
                    -------------------------------------

     With a copy to:
                         --------------------------------
                         --------------------------------
                         --------------------------------
                         --------------------------------

     If to a Stockholder:

                 At the address set forth in Schedule B hereto or to such other address as any party may, from time to time, designate in a written notice given in a like manner to each other party hereto. Notice given in person shall be deemed delivered when received (or when delivery is first refused) and notice given by mail shall be deemed delivered five (5) calendar days after the date mailed.

     Section 5.12 Governing Law. This Agreement shall be governed by the domestic substantive laws of the State of Delaware without regard to any choice or conflict of laws rule or provision that would cause the application of the domestic substantive laws of any other jurisdiction.

     IN WITNESS WHEREOF, the undersigned have caused this Tax Indemnification Agreement to be duly executed as of the day and year first written above.

                              ADVANCED COMMUNICATION SYSTEMS,
                              INC., a Delaware corporation


                              By:
                                     -----------------------------------
                              Name:
                              Title:


                              ------------------------------------------
                              George A. Robinson


                              ------------------------------------------
                              Barbara Robinson


                              ------------------------------------------
                              George A. Robinson, Trustee for the Robinson 1997 Trust No. 1


                              ------------------------------------------
                              George A. Robinson, Trustee for
                              the Robinson 1997 Trust No. 2


                              ------------------------------------------
                              Charles G. Martinache


                              ------------------------------------------
                              Helen Martinache

                              ------------------------------------------
                              Charles G. Martinache, Trustee for the Martinache 1997 Trust No. 1


                              ------------------------------------------
                              Charles G. Martinache, Trustee for the Martinache 1997 Trust No. 2



                              ------------------------------------------
                              Thomas A. Costello



                              ------------------------------------------
                              Margaret M. Costello



                              ------------------------------------------
                              Thomas A. Costello, Trustee for the Costello 1997 Trust No. 1



                              ------------------------------------------
                              Thomas A. Costello, Trustee for the Costello 1997 Trust No. 2



                              ------------------------------------------
                              Sharon K. Angelone



                              ------------------------------------------
                              Alvin L. Franson



                              ------------------------------------------
                              Terrence E. Hileman, Jr.



                              ------------------------------------------
                              Diane M. Hileman

                              ------------------------------------------
                              William Hoffman



                              ------------------------------------------
                              Diane Hoffman



                              ------------------------------------------
                              Warren C. Willis



                              ------------------------------------------
                              Douglas A. Benzel

                                 Schedule A

                              ACCOUNTING FIRMS



Arthur Andersen LLP

KPMG Peat Marwick LLP

Coopers & Lybrand LLP

Deloitte & Touche

Price Waterhouse LLP

Ernst & Young LLP

                                 Schedule B

                                STOCKHOLDERS



George A. Robinson
Barbara Robinson
Robinson 1997 Trust No. 1
Robinson 1997 Trust No. 2
[Address]

Charles T. Martinache
Helen Martinache
Martinache 1997 Trust No. 1
Martinache 1997 Trust No. 2

Thomas A. Costello
Margaret M. Costello
Costello 1997 Trust No. 1
Costello 1997 Trust No. 2

Sharon K. Angelone
[Address]

Alvin L. Franson
[Address]

Terrence E. Hileman, Jr.
Diane M. Hileman
[Address]

William Hoffman
Diane Hoffman
[Address]

Warren C. Willis
[Address]

Douglas A. Benzel
[Address]